PROMISSORY NOTE


USD$  10,000.00                                                   AUGUST 7, 2000


     FOR THE FOLLOWING: USD$10,000.00 and other good and valuable consideration,
                        -------------
the receipt of which is hereby acknowledged, the Undersigned promises to pay to Allied Growth Inc., Buckingham Square, Penthouse, Box 1159GT, Grand Cayman,
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Cayman  Islands,  or such address as may be designated by Allied Growth Inc., or by any holder of this note, the sum of  USD Ten Thousand Dollars,  plus interest
                                        -------------------------
at the rate of 10% per annum on the unpaid balance beginning from the date marked above until fully paid.
     The repayment of this Note(including principal and interest, if any) is due in full on August 7, 2001 (12 months from the above date).

TERMS  OF  REPAYMENT

1.     This  note  may  be  repaid  in  whole  or  in  part  without  penalty.

2. In the event of the failure to make any payment when due, the holder of this Note may declare the entire principal balance and accrued interest immediately due and payable. Any overdue payment shall bear interest at the rate of Twelve percent (12%) per annum or the maximum rate permitted by law, whichever is lower.

3. Security Lien. The maker of this Note hereby grants to the Holder a security interest in any and all corporate property, including but not limited to, real property, inventory, receivables, and office equipment.

4. All parties to this Note, including the Undersigned and any endorser or guarantors, if any, jointly and severally waive presentment, notice or dishonor, and diligence in collecting and all agree to remain fully obliged under the terms of this Note even if, without notice, the time for payment is extended, or the Note is renewed or modified, or one or more of the parties is released or discharged, or the release or substitution of any collateral given as security for the payment of the Note.

5. If this note is not paid promptly in accordance with it's terms, the undersigned agrees to pay all costs of collection, including reasonable attorney's fees. In the event that any judgement is obtained under this Note, the Undersigned waive, to the extent permitted under law, the benefit of any law exempting their property, or any part of it.


                                               EXECUTED  AT:  VANCOUVER,  B.C.
                                                             -------------------
DYNAMIC VENTURES INC.




  /S/  ERIC  BOEHNKE
------------------------------------------------
             PRESIDENT


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